FOR IMMEDIATE RELEASE

CONTACT
Philip Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

Clarus Announces First Quarter 2007 Results

STAMFORD, CONNECTICUT — May 9, 2007 — Clarus Corporation (OTC:CLRS.PK) today announced financial results for the quarter ended March 31, 2007. Clarus reported no revenues for the quarters ended March 31, 2007 and 2006, respectively. Net income for the first quarter of 2007 increased $1.6 million, to $202,000 or $0.01 per diluted share compared to a net loss of $1.4 million or $0.08 per diluted share during the comparable period of 2006. The increase in net income was primarily a result of a $1.3 million reduction in transaction expenses, a $209,000 increase in interest income due to higher rates on our cash, cash equivalents and marketable securities and a $97,000 reduction in general and administrative costs. Prior year transaction expenses represent the costs incurred during due diligence and negotiation of potential acquisitions such as legal, accounting and other professional fees and related expenses.

As of March 31, 2007, Clarus’ cash, cash equivalents and marketable securities were $84.6 million, (or $4.92 gross cash per share) compared to $84.4 million as of December 31, 2006. Gross cash per share at March 31, 2007 equals cash, cash equivalents and marketable securities of $84.6 million divided by 17.2 million common shares outstanding. Clarus has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus’ assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $222.8 million, $1.3 million and $53,000, respectively, which expire in varying amounts between 2009 and 2026, after application of the limitation under Section 382 of the Internal Revenue Code. Of the approximately $222.8 million of net operating losses available to offset taxable income, approximately $206.4 million does not expire until 2020 or later, subject to compliance with Section 382 of the Internal Revenue Code. Clarus also has capital loss carryforwards of $14.0 million which expire in 2007 and 2008. See the table at the end of the press release detailing the expiration dates and amounts of our net operating loss and capital loss carryforwards.

Clarus does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, Clarus plans to resume holding quarterly conference calls to review earnings and operating performance.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash, cash equivalent assets and marketable securities to enhance stockholder value.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

CLARUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	MARCH 31, 2007	DECEMBER 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$17,051	$1,731
Marketable securities	67,559	82,634
Interest receivable	340	402
Prepaids and other current assets	615	207
Total current assets	85,565	84,974

PROPERTY AND EQUIPMENT, NET	1,630	1,699
TOTAL ASSETS	$87,195	$86,673

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$688	$680
Total current liabilities	688	680

Deferred rent	293	277

Total liabilities	981	957

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued	--	--
Common stock, $.0001 par value; 100,000,000 shares authorized; 17,226,747 and 17,188,622 shares issued and 17,151,747 and 17,113,622 outstanding in 2006 and 2005, respectively	2	2
Additional paid-in capital	368,251	367,945
Accumulated deficit	(282,036)	(282,238)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive (loss)/gain	(1)	9
Total stockholders' equity	86,214	85,716

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,195	$86,673

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2007	2006
REVENUES:	$--	$--
Total revenues	--	--

OPERATING EXPENSES:
General and administrative	784	881
Transaction expenses	--	1,280
Depreciation expense	90	88
Total operating expenses	874	2,249

OPERATING LOSS	(874)	(2,249)
OTHER EXPENSE	(1)	(1)
INTEREST INCOME	1,077	868
NET INCOME/(LOSS)	$202	$(1,382)

Income/(loss) per common share:
Basic	$0.01	$(0.08)
Diluted	$0.01	$(0.08)

Weighted average common shares outstanding:
Basic	16,620	16,612
Diluted	16,990	16,612

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$202	$(1,382)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation on property and equipment	90	88
Amortization of deferred employee compensation	67	75
Amortization of premium and discount on securities, net	(714)	(406)
Changes in operating assets and liabilities:
Increase in interest receivable, prepaids and other current assets	(107)	(22)
Increase/(decrease) in accounts payable and accrued liabilities	8	(977)
Increase in deferred rent	16	19
Decrease in deposits and other long-term assets	--	956
NET CASH USED IN OPERATING ACTIVITIES	(438)	(1,649)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(27,261)	(40,290)
Proceeds from maturity of marketable securities	43,040	21,965
Sale of property and equipment	2	--
Purchase of property and equipment	(23)	(2)
NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES	15,758	(18,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
NET CASH PROVIDED BY FINANCING ACTIVITIES	--	--

CHANGE IN CASH AND CASH EQUIVALENTS	15,320	(19,976)

CASH AND CASH EQUIVALENTS, beginning of period	1,731	23,270
CASH AND CASH EQUIVALENTS, end of period	$17,051	$3,294

SUPPLEMENTAL DISCLOSURE:
Cash paid for franchise and property taxes	$141	$206

CLARUS CORPORATION
NET OPERATING LOSS AND CAPITAL LOSS CARRYFORWARD EXPIRATION DATES*
(UNAUDITED)
MARCH 31, 2007

Expiration Dates December 31	Net Operating Loss Amount (000’s)	Capital Loss Amount (000’s)

2007	$-	$12,435
2008	-	1,599
2009	2,437
2010	7,417
2011	7,520
2012	5,157
2020	29,533
2021	50,430
2022	115,000
2023	5,712
2024	3,566
2025	1,707
2026	476
Total	228,955	14,034
Section 382 limitation	(6,152)	-
After Limitations	$222,803	$14,034

*Subject to compliance with Section 382 of the Internal Revenue Code.